POWER OF ATTORNEY The undersigned hereby constitutes and appoints Julie D. Mathews his true and lawful attorney-in-fact to: 1) execute for and on behalf of the undersigned a Form 3, Form 4, Form 5 and/or Form 144 (the "Form") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules thereunder as filed with the Securities and Exchange Commission; 2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such forms and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and 3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to his Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all interests and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of his Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act. IN WITNESS WHEREOF, the undersigned has caused his Power of Attorney to be effective on the Ijj day of , 2022 ("Effective Date"). Kevin R. Lowell Exhibit 24